UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2019

Date of Report (Date of earliest event reported)

U.S. Wireless Online, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	333-61424	82-0505220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30 N. Gould St., Suite R Sheridan, WY	85801
(Address of principal executive offices)	(Zip Code)

(312) 481-6850

(Registrant's telephone number)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 21, 2019, US Wireless Online, Inc., a Wyoming corporation (the “Company”) entered into a non-binding Letter of Intent with AKBB Holdings, LLC, a Nevada corporation ("AKBB"), where AKBB's members shall acquire control of the Company pursuant to a definitive Stock Purchase Agreement, which shall be negotiated and entered into between the parties. Completion of the acquisition of control of the Company is subject to completion of due diligence of both AKBB and the Company, shareholder approval of the nomination of AKBB's nominees as directors of the Company, plus other customary closing conditions that may be set forth in the definitive agreement.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

U.S. WIRELESS ONLINE, INC.

DATED: October 31, 2019	By:	/s/ Ben Berry

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